EXHIBIT 10.6

January 2, 2003

Steven G. Deaton

Executive Vice President

Chattahoochee National Bank

3625 Brookside Parkway, Suite 100

Alpharetta, Georgia 3002-4434

Re: Amendment to an Employment Agreement between Steven G. Deaton and CNB Holdings and Chattahoochee National Bank (collectively CNB) dated September , 2001.

Dear Mr. Deaton:

I have been authorized by the Board of Directors of CNB to amend your existing Employment Agreement as described below:

Exhibit A

Salary

7/03 to 6/04 $135,000

to

1/03 to 6/04 $135,000.

All other terms and conditions of the Employment Agreement shall remain unchanged.

Please signify your acceptance of this change with your signature where indicated below.

Yours truly,

H. N. Padget, Jr.

President and CEO

Accepted this 2nd day of January, 2003	/S/ STEVEN G. DEATON Steven G. Deaton